Exhibit 10.178

AMD_00226209.0

THIS AMENDMENT (this “Amendment”) dated as of September 10, 2018 (the “Amendment Effective Date”) is made to the Previous Amendment (as defined below) by and between MSCI Inc. (formerly known as Morgan Stanley Capital International Inc.) (“MSCI”) and BlackRock Fund Advisors, a California corporation (as successor to Barclays Global Investors, N.A.) (“Licensee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Previous Amendment, the Previous Name Change Amendment (as defined below) or the Agreement (as defined below), as the case may be.

WHEREAS, MSCI and Licensee entered into the Amendment (internal MSCI reference number: AMD_00090437.0) dated as of February 21, 2013 (the “Previous Amendment”), which amends the Index License Agreement for Funds (internal MSCI reference number: IXF_00040) dated as of March 18, 2000 (the “Agreement”) by and between MSCI and Licensee;

WHEREAS, MSCI and Licensee entered into the Amendment (internal MSCI reference number: AMD_00191087.0) dated May 4, 2016 (the “Previous Name Change Amendment”), which amends and operates in conjunction with the Previous Amendment; and

WHEREAS, on a date which is expected to occur on or about November 30, 2018 (the “Conversion Date”), Licensee and MSCI wish to replace MSCI USA Risk Weighted Index with MSCI USA Low Size Index as the underlying index for iShares Edge MSCI USA Size Factor ETF.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, each of MSCI and Licensee hereby agree to amend the Previous Amendment as follows:

1.

Commencing on the Conversion Date, Section 1 of the Previous Amendment is hereby amended so that all references to the “MSCI USA Risk Weighted Index” shall be deleted and replaced with the following index: “MSCI USA Low Size Index.”

2.

This Amendment amends and operates in conjunction with the Previous Amendment and the Previous Name Change Amendment.  This Amendment, the Previous Amendment, the Previous Name Change Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof and supersede in full all prior proposals and understandings, oral or written, relating to such subject matter.  To the extent that the terms of this Amendment conflict with the terms of the Previous Amendment, the Previous Name Change Amendment or the Agreement, the terms of this Amendment shall control.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.
4.

This Amendment may be executed in counterparts, which taken together, shall constitute one Amendment and each party hereto may execute this Amendment by signing such counterpart; provided that no party shall be bound hereby until the Amendment has been executed and delivered by all parties hereto.  A facsimile or PDF signature of either party to this Amendment shall be deemed an original signature of such party and shall manifest such party’s intention to be bound by this Amendment.

AMD_00226209.0

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Amendment Effective Date set forth above.

MSCI Inc.	BlackRock Fund Advisors
By /s/ Alex Gil	By /s/ Ruth Weiss
Name Alex Gil	Name Ruth Weiss
Title Executive Director	Title Managing Director

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